UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2016

LITERA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5751 Buckingham Pkwy Culver City, CA 90230

(Address of principal executive offices)

(424) 543-4006

 (Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2016, Litera Group, Inc., ("LITERA") entered into an option and literary purchase agreement (the "Agreement") with Brian Morgan ("Morgan"). Pursuant to the Agreement, LITERA granted to Morgan a six (6) month exclusive option to purchase all motion picture, television, ancillary and exploitation rights in and to "21 Things" and in the copyright thereof and all renewals and extensions of copyright, in order to develop and produce an original motion picture based on it and exploit such.The price for such was $4,500, with an additional $1,500 to extend the option period another six (6) months.

Prior to the date of the Purchase Agreement, LITERA had no interaction, other than the negotiation of the Agreement, with Morgan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Option and Literary Purchase Agreement, by and between Litera Group, Inc. and Brian Morgan, dated February 26, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Litera Group, Inc.

Date: March 1, 2016	By:	/s/ Wade Gardner
	Name:	Wade Gardner
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Option and Literary Purchase Agreement, by and between Litera Group, Inc. and Brian Morgan, dated February 26, 2016

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